                                                                    Exhibit 99.2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Wavetek Wandel Goltermann, Inc.

   We have audited the accompanying consolidated balance sheets of Wavetek Wandel Goltermann, Inc. (a Delaware corporation) and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wavetek Wandel Goltermann, Inc. and subsidiaries as of September 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1999, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Raleigh, North Carolina,
December 2, 1999.

                        WAVETEK WANDEL GOLTERMANN, INC.

                          CONSOLIDATED BALANCE SHEETS
            (Dollars and Shares in Thousands, Except Per Share Data)

                                                                September 30,
                                                              ------------------
                                                                1999      1998
                                                              --------  --------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................. $ 17,089  $ 35,544
  Accounts receivable (less allowance for doubtful accounts
   of $4,608 in 1999 and $4,432 in 1998).....................  102,532    92,281
  Inventories................................................   62,515    74,886
  Deferred income taxes......................................    8,922    17,095
  Other current assets.......................................   13,636    12,736
                                                              --------  --------
    Total current assets.....................................  204,694   232,542
Property, plant and equipment, net...........................   60,575    66,597
Intangible assets, net.......................................  162,482   178,675
Other non-current assets.....................................    6,982     6,710
                                                              --------  --------
    Total assets............................................. $434,733  $484,524
                                                              ========  ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable.............................................. $ 17,510  $113,085
  Current portion of long-term obligations...................    6,202    30,222
  Current portion of long-term obligations to related
   parties...................................................   10,721    11,746
  Trade payables.............................................   31,549    37,612
  Accrued compensation.......................................   26,626    25,907
  Income taxes payable.......................................    4,250     5,956
  Other current liabilities..................................   38,838    41,848
                                                              --------  --------
    Total current liabilities................................  135,696   266,376
Long-term obligations, net of current portion................  228,083   121,595
Pension liabilities..........................................   35,671    35,511
Deferred income taxes........................................    7,957    25,582
Other non-current liabilities................................    9,389    10,046
                                                              --------  --------
    Total liabilities........................................  416,796   459,110
                                                              --------  --------
Commitments and contingencies (Notes 1, 3, 4, 5, 6, and 11)
Stockholders' equity:
  Common stock, par value $.01, 50,000 shares authorized,
   13,202 shares issued and outstanding......................      132       132
  Additional paid-in capital.................................   72,948    72,948
  Accumulated deficit........................................  (65,641)  (57,645)
  Other comprehensive income.................................   10,498     9,979
                                                              --------  --------
    Total stockholders' equity...............................   17,937    25,414
                                                              --------  --------
    Total liabilities and stockholders' equity............... $434,733  $484,524
                                                              ========  ========

                See Notes to Consolidated Financial Statements.

                        WAVETEK WANDEL GOLTERMANN, INC.

                          CONSOLIDATED BALANCE SHEETS
            (Dollars and Shares in Thousands, Except Per Share Data)

                                                  Years Ended September 30,
                                                  ----------------------------
                                                    1999      1998      1997
                                                  --------  --------  --------
Net sales........................................ $497,258  $327,888  $281,887
Cost of goods sold...............................  204,733   130,863   113,812
                                                  --------  --------  --------
  Gross margin...................................  292,525   197,025   168,075
Operating expenses:
  Marketing and selling..........................  146,387    95,338    82,687
  Research and development.......................   71,439    47,730    37,322
  General and administrative.....................   42,074    24,837    24,263
  Amortization of intangible assets..............   19,967     1,182     1,346
  Acquired in-process research and development...      --     32,925     1,743
  Provisions for restructuring operations and
   other
   non-recurring charges.........................    2,379     9,369       --
                                                  --------  --------  --------
    Total operating expenses.....................  282,246   211,381   147,361
                                                  --------  --------  --------
  Operating income (loss)........................   10,279   (14,356)   20,714
  Other (income) expense, net:
   Interest income...............................     (677)     (977)   (1,610)
   Interest expense..............................   20,965     7,629     8,509
   Other, net....................................    1,069     4,814      (790)
                                                  --------  --------  --------
    Other (income) expense, net..................   21,357    11,466     6,109
                                                  --------  --------  --------
Income (loss) before provision (benefit) for
 income taxes
 and minority interest in income (loss)..........  (11,078)  (25,822)   14,605
Provision (benefit) for income taxes.............   (3,082)    6,541     7,362
Minority interest in income (loss)...............      --     (5,096)      185
                                                  --------  --------  --------
Net income (loss)................................ $ (7,996) $(27,267) $  7,058
                                                  ========  ========  ========
Basic and diluted earnings (loss) per share...... $  (0.61) $  (3.28) $   0.85
                                                  ========  ========  ========
Weighted average number of shares outstanding....   13,202     8,317     8,317
                                                  ========  ========  ========

                See Notes to Consolidated Financial Statements.

                        WAVETEK WANDEL GOLTERMANN, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 Years Ended September 30, 1997, 1998 and 1999
                       (Dollars and Shares in Thousands)

                         Common Stock  Additional                 Other         Total
                         -------------  Paid-in   Accumulated Comprehensive Stockholders'
                         Shares Amount  Capital     Deficit      Income        Equity
                         ------ ------ ---------- ----------- ------------- -------------
Balance, September 30,
 1996...................  8,317  $ 83   $32,930    $(31,856)     $ 8,251      $  9,408
  Sales of stock by
   subsidiaries.........    --    --        505         --           --            505
  Dividends.............    --    --        --       (1,987)         --         (1,987)
  Net income............    --    --        --        7,058          --          7,058
  Foreign currency
   translation
   adjustments..........    --    --        --          --         3,623         3,623
                         ------  ----   -------    --------      -------      --------
Balance, September 30,
 1997...................  8,317    83    33,435     (26,785)      11,874        18,607
  Sales of stock by
   subsidiaries.........    --    --        662         --           --            662
  Shares issued in
   connection with the
   Exchange Transaction
   with Wavetek
   Corporation..........  4,885    49    38,851         --           --         38,900
  Dividends.............    --    --        --       (3,593)         --         (3,593)
  Net loss..............    --    --        --      (27,267)         --        (27,267)
  Foreign currency
   translation
   adjustments..........    --    --        --          --        (1,895)       (1,895)
                         ------  ----   -------    --------      -------      --------
Balance, September 30,
 1998................... 13,202   132    72,948     (57,645)       9,979        25,414
  Net loss..............    --    --        --       (7,996)         --         (7,996)
  Foreign currency
   translation
   adjustments..........    --    --        --          --           519           519
                         ------  ----   -------    --------      -------      --------
Balance, September 30,
 1999................... 13,202  $132   $72,948    $(65,641)     $10,498      $ 17,937
                         ======  ====   =======    ========      =======      ========


                See Notes to Consolidated Financial Statements.

                        WAVETEK WANDEL GOLTERMANN, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                  Years Ended September 30,
                                                 -----------------------------
                                                   1999       1998      1997
                                                 ---------  --------  --------
OPERATING ACTIVITIES:
 Net income (loss).............................  $  (7,996) $(27,267) $  7,058
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
   Minority interest in net income (loss)......        --     (5,096)      185
   Depreciation and amortization expense.......     35,468    10,214     9,704
   Acquired in-process research and
    development................................        --     32,925     1,743
   Restructuring and other non-recurring
    charges....................................      2,379     2,937       --
   Deferred income taxes.......................    (12,985)    1,978     4,600
   Changes in operating assets and liabilities,
    net of effect of purchased businesses:
     Accounts receivable.......................    (14,083)   (4,415)   (6,520)
     Inventories...............................     16,995     2,282    (8,239)
     Other current assets......................     (1,610)    1,876    (3,643)
     Accounts payable and accrued expenses.....    (15,024)    2,174    10,051
     Income taxes payable, net.................     (2,342)    1,572     2,383
     Pension liabilities.......................        484     3,180       698
     Other, net................................      3,025      (438)     (507)
                                                 ---------  --------  --------
      Net cash provided by operating
       activities..............................      4,311    21,922    17,513
INVESTING ACTIVITIES:
   Purchase of businesses, net of cash acquired
    of $1,363 and $1,312 in 1998 and 1997,
    respectively...............................        --    (45,207)   (6,658)
   Cash acquired in connection with Exchange
    Transaction................................        --     31,329       --
   Proceeds from sale of investments in
    affiliates.................................        --      1,757     1,890
   Purchase of property, equipment, and
    intangibles................................    (16,760)  (10,416)   (9,356)
   Proceeds from sale of property, plant and
    equipment..................................      1,977       --      3,999
   Purchase of short-term investments,
    available for sale.........................        --    (41,100)  (76,160)
   Sale of short-term investments, available
    for sale...................................        --     41,100    76,160
   Payments received for notes receivable from
    related parties............................        --      6,042       740
   Increases in notes receivable from related
    parties....................................        --     (1,081)   (1,607)
                                                 ---------  --------  --------
      Net cash used in investing activities....    (14,783)  (17,576)  (10,992)
FINANCING ACTIVITIES:
   Proceeds from revolving lines of credit and
    long-term obligations......................    212,711    56,241     1,961
   Principal payments on revolving lines of
    credit and long-term obligations...........   (218,659)  (35,647)  (12,084)
   Cash dividends paid to stockholders.........        --     (2,043)   (1,188)
   Proceeds from long-term obligations to
    related parties............................        --      3,364        63
   Principal payments on long-term obligations
    to related parties.........................        --       (258)      --
   Other, net..................................       (672)      --        --
                                                 ---------  --------  --------
      Net cash provided by (used in) financing
       activities..............................     (6,620)   21,657   (11,248)
   Effect of exchange rate changes on cash and
    cash equivalents...........................     (1,363)      141      (289)
                                                 ---------  --------  --------
   Increase (decrease) in cash and cash
    equivalents................................    (18,455)   26,144    (5,016)
   Cash and cash equivalents at beginning of
    year.......................................     35,544     9,400    14,416
                                                 ---------  --------  --------
   Cash and cash equivalents at end of year....  $  17,089  $ 35,544  $  9,400
                                                 =========  ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
   Cash paid for interest......................  $  14,028  $  7,103  $  8,314
                                                 =========  ========  ========
   Cash paid for income taxes, net of income
    tax refunds received.......................  $   5,444  $  2,038  $  3,346
                                                 =========  ========  ========

                See Notes to Consolidated Financial Statements.

                        WAVETEK WANDEL GOLTERMANN, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

 Organization and Basis of Presentation

   On September 30, 1998, Wavetek Corporation, a Delaware corporation ("Wavetek"), and Wandel & Goltermann Management Holding GmbH, a German limited liability company ("WG"), consummated an exchange transaction whereby the stockholders of WG became stockholders of Wavetek, and WG became a subsidiary of Wavetek (the "Exchange Transaction"). Following the Exchange Transaction, Wavetek was ultimately renamed Wavetek Wandel Goltermann, Inc. (the "Company"). The Exchange Transaction was accounted for as a purchase of Wavetek by WG in accordance with Accounting Principles Board Opinion ("APB") No. 16, Business Combinations. Accordingly, the financial statements of the Company included herein as of any date or for any period prior to September 30, 1998, are the historical financial statements of WG.

   The Company is a leading global designer, manufacturer and marketer of a broad range of communications test instruments used to develop, manufacture, install and maintain communications networks and equipment. The Company conducts its business in two principle business areas, communications test business and other test products. The Company conducts its communications test business, which addresses most sectors of the communications test market, in four product areas: (1) Telecom Networks (traditional voice/data transmissions and new multi-service networks), (2) Enterprise Networks (local and wide-area network infrastructures), (3) Multimedia (cable television and digital video broadcast) and (4) Wireless (mobile telephony and data). These products provide comprehensive testing solutions to a wide range of end users. The Company's high-end instruments are used during the product development phase to stress test product functionality and performance. Other products are used during the production process to verify conformance to manufacturing specifications, while the Company's enhanced portable field service tools enable field technicians to quickly install, repair and maintain complex network infrastructure as well as validate service levels. The Company also provides distributed remote test systems to many of its service provider customers, which allow such customers to more efficiently utilize their network engineers to monitor and test service levels, and designs, manufactures and sells precision measurement instruments and general-purpose handheld test tools. In addition, the Company provides repair, upgrade and calibration services, as well as value-added professional services such as consulting, training and rental services on a worldwide basis.

   The Company's operating expenses are substantially impacted by marketing and selling activities as well as by research and development activities. Marketing and selling expenses are primarily driven by: (1) sales volume, with respect to sales force expenses and commission expenses; (2) the extent of market research activities for new product design efforts; (3) advertising and trade show activities and (4) the number of new products launched in the period. In recent periods, the Company has increased its spending on research and development activities primarily to accelerate the timing of new product introductions. General and administrative expenses primarily include costs associated with the Company's administrative employees, facilities and functions. The Company incurs expenses in foreign countries primarily in the functional currencies of such locations. As a result of the Company's substantial international operations, the United States dollar amount of its expenses is impacted by changes in foreign currency exchange rates. The Company's ability to maintain and grow its sales depends on a variety of factors including its ability to maintain its competitive position in areas such as technology, performance, price, brand identity, quality, reliability, distribution and customer service and support, and its ability to continue to introduce new products that respond to technological change and market demand in a timely manner.

                        WAVETEK WANDEL GOLTERMANN, INC.

   The accompanying consolidated financial statements include the operations of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain items in the prior years have been reclassified to conform with the current year presentation.

 Foreign Currency

   The accounts of foreign subsidiaries consolidated herein have been translated from their respective functional currencies into U.S. dollars based on the current exchange rates at the end of the period for the balance sheet and an average rate for the period on the statements of operations. Cumulative translation adjustments are included as a separate component of stockholders' equity as "Other Comprehensive Income." Exchange gains and losses from foreign currency transactions are included in "Other (income) expense, net" in the accompanying consolidated statements of operations.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates include, among other things, assessing the collectibility of accounts receivable, the use and recoverability of inventory, costs of future product returns under warranty and provisions for contingencies expected to be incurred. Actual results could differ from those estimates.

 Cash, Cash Equivalents and Short-term Investments, Available for Sale

   The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents approximate their fair values. As part of the Company's cash management program, the Company invests in highly liquid investments, primarily investment grade commercial paper, U.S. Treasury Securities, guaranteed obligations of the U.S. government or its agencies, mutual funds which invest in U.S. Treasury Securities, preferred stock and municipal bonds. The interest and dividend rates on these securities are reset on a frequent basis. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, these securities are classified as "available-for-sale" securities. The Company held no available-for-sale securities as of September 30, 1999 and 1998. For purposes of financial statement presentation, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company evaluates the financial strength of the institutions in which significant investments are made and believes that related credit risk is limited to an acceptable level.

 Inventories

   Inventories are valued at cost determined on the first-in, first-out basis, not in excess of market. Costs include direct material, labor and manufacturing overhead.

   Inventories consist of the following:

                                                                  September 30,
                                                                 ---------------
                                                                  1999    1998
                                                                 ------- -------
                                                                 (In Thousands)
      Materials................................................. $13,997 $19,217
      Work-in-progress..........................................  18,172  21,469
      Finished goods............................................  30,346  34,200
                                                                 ------- -------
                                                                 $62,515 $74,886
                                                                 ======= =======

                        WAVETEK WANDEL GOLTERMANN, INC.

 Property, Plant and Equipment

   Property, plant and equipment are recorded at cost. Depreciation for financial statement purposes is computed using the straight-line method based upon the estimated useful lives of the various classes of assets which range from 3 to 50 years for buildings and improvements and from 3 to 10 years for fixtures and equipment.

   Property, plant and equipment consists of the following:

                                                               September 30,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                              (In Thousands)
      Land.................................................. $  4,750  $  6,073
      Building and improvements.............................   47,468    52,699
      Fixtures and equipment................................  104,178   107,626
                                                              156,396   166,398
      Less: accumulated depreciation and amortization.......  (95,821)  (99,801)
                                                             --------  --------
                                                             $ 60,575  $ 66,597
                                                             ========  ========

 Intangible Assets

   The Company has various intangible assets which include the excess of purchase price over net tangible assets of businesses acquired (goodwill), acquired core technologies, as well as other intangible assets. All the values and lives were based on independent appraisals.

   Goodwill represents the amount by which the purchase price of businesses acquired exceeds the fair market value of the net tangible and identifiable intangible assets acquired under the purchase method of accounting associated with three acquisitions: the Exchange Transaction, WGTI (See Note 3), and STS (See Note 3). Goodwill associated with these acquisitions is being amortized on a straight-line basis over fifteen (15) years for the Exchange Transaction and five (5) years for WGTI and STS.

   Acquired core technologies was recorded in connection with the acquisitions of WGTI ($3.3 million) and STS ($2.6 million) as well as the Exchange Transaction ($84.1 million). The amortization period in connection with the acquisitions of WGTI and STS is five (5) years and for the Exchange Transaction is ten (10) years.

   Other intangible assets include assembled work force associated with the Exchange Transaction and WGTI, deferred financing costs associated with the multi-currency and senior subordinated notes described in Note 5, and a patent license. These intangible assets are being amortized over five (5) to fifteen
(15) years.

   Intangible assets consist of the following:

                                                               September 30,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                              (In Thousands)
      Goodwill.............................................. $ 71,016  $ 69,802
        Less accumulated amortization.......................   (7,187)     (739)
      Acquired core technologies............................   90,032    90,032
        Less accumulated amortization.......................  (10,277)     (660)
      Other.................................................   36,648    29,537
        Less accumulated amortization.......................  (17,750)   (9,297)
                                                             --------  --------
                                                             $162,482  $178,675
                                                             ========  ========

                        WAVETEK WANDEL GOLTERMANN, INC.

   The Company, at each balance sheet date, evaluates the recoverability of the carrying amount of its intangible assets if circumstances suggest that it has been impaired. If this review indicates that the value of the intangible assets is not recoverable, as principally determined based on the estimated undiscounted cash flows of the entity which gave rise to the intangible asset, over the remaining amortization period, then the Company's carrying value of the intangible asset would be reduced by the estimated shortfall in cash flows.

 Impairment of Long-lived Assets

   The Company, at each balance sheet date, evaluates the recoverability of the carrying amount of its long-lived assets in accordance with SFAS no. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." If this review indicates that the value of such assets is not recoverable over the remaining amortization period, then the Company's carrying value of the asset would be reduced based upon the estimated fair value.

 Debt Instruments

   The carrying amounts of the Company's debt instruments approximate their fair values. The fair value of the Company's debt instruments is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

 Revenue and Credit Risk

   The Company recognizes revenues when the following four criteria are met as specified in the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition": (1) Persuasive evidence of an arrangement exists, (2) Delivery has occurred, (3) The vendor's fee is fixed or determinable, and (4) Collectibility is probable. These criteria are normally met at the time of shipment to the customer. Service revenues are recognized as services are performed. The Company accrues related product return reserves and warranty expenditures, as products shipped include a one-year warranty, at the time of sale.

   The Company grants credit to its customers based on an evaluation of the customers' financial condition and generally collateral is not required. Credit losses have traditionally been minimal and within management's expectations.

 Net Income (loss) Per Share

   Effective October 1, 1997 the Company adopted SFAS No. 128, EARNINGS PER SHARE. SFAS No. 128 replaced the calculation of primary and fully diluted net income (loss) per share with basic and diluted net income (loss) per share. Net income (loss) per share--basic is based only on net income (loss) of the Company and the weighted average number of common shares outstanding. Net income (loss) per share--diluted includes the dilutive effect of the Company's outstanding stock options in the calculation of the number of weighted average number of common shares outstanding. The Company has a simple capital structure and, accordingly, the only difference in the Company's computations of basic and diluted net income (loss) per share is the dilutive effect of outstanding stock options. For the fiscal year ended September 30, 1999, the effect of outstanding stock options would have been anti-dilutive and, therefore, was not considered in the computation of diluted loss per share for such periods. All net income (loss) per share amounts for all periods have been presented, and where necessary, restated to conform to the requirements of SFAS No. 128.

                        WAVETEK WANDEL GOLTERMANN, INC.

 Stock-Based Compensation

   In 1996, the Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which allows companies to either account for stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of APB No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, but requires pro forma disclosure in the footnotes to the consolidated financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Company has continued accounting for its stock-based compensation in accordance with the provisions of APB 25. See Note 6 for discussion of SFAS No. 123 disclosures.

 Derivative Financial Instruments

   The Company uses derivative financial instruments, primarily forward exchange contracts and collars, in the ordinary course of business to mitigate its exposure to changes in foreign currency exchange rates relating to cash, accounts receivable, accounts payable, significant transactions and anticipated future sales denominated in foreign currencies. The terms of these contracts are generally less than one year. The Company also uses interest rate cap agreements to mitigate its exposure to changes in interest rates on variable interest rate debt instruments. The terms of such agreements are generally in excess of one year. The Company's risk management policies prohibit financial instruments to be used for trading purposes. Gains and losses on financial instruments that qualify as hedges of existing assets or liabilities or firm commitments are recognized in income as adjustments of carrying amounts when the hedged transaction occurs. Financial instruments that are not designated as hedges of specific assets, liabilities, firm commitments or anticipated transactions are marked to market and any resulting unrealized gains or losses are recorded in "other (income) expense, net" in the accompanying consolidated statements of operations. At September 30, 1999 and 1998, the Company had foreign exchange contracts outstanding in an aggregate notional amount of $18.4 million and $25.8 million, respectively. While it is not the Company's intention to terminate any of these contracts, the estimated fair value of these contracts indicated that termination of the forward currency exchange contracts at September 30, 1999 and 1998 would have resulted in a gain of $0.1 million and a loss of $0.6 million, respectively. Due to the volatility of currency exchange rates, these estimated results may or may not be realized. At September 30, 1999 and 1998, the Company had interest rate cap agreements outstanding with notional values of $10.9 million and $8.9 million, respectively, which had carrying values that approximated fair value.

 Recently Issued Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended by SFAS No. 137, an amendment to SFAS No. 133. This statement requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. These statements are not expected to have a material impact on the Company's consolidated financial statements. This statement is effective for fiscal years beginning after June 15, 2000, with earlier adoption encouraged. The Company will adopt this accounting standard in fiscal 2001.

2. EXCHANGE TRANSACTION

   On September 30, 1998, Wavetek and WG consummated the Exchange Transaction whereby the stockholders of WG received 8,317,463 shares of Common Stock of Wavetek valued by an independent appraisal at $38.7 million plus cash of 2.0 million Deutsche marks ($1.2 million) and WG became a subsidiary of Wavetek. Following the Exchange Transaction, Wavetek was ultimately renamed Wavetek Wandel

                        WAVETEK WANDEL GOLTERMANN, INC.

Goltermann, Inc. The Exchange Transaction was accounted for as a purchase of Wavetek by WG. Accordingly, the financial statements of the Company included herein as of any date or for any period prior to September 30, 1998, are the historical financial statements of WG. In addition, the historical stockholders' equity of the Company has been retroactively restated to reflect the equivalent number of shares issued in connection with the Exchange Transaction.

   The purchase price of Wavetek, including expenses of the transaction, was deemed to be $41.5 million and was allocated to the assets acquired and liabilities assumed, based on their estimated fair values as determined by an independent valuation. The fair value of assets acquired was $271.1 million, including $56.7 million of goodwill which is being amortized over 15 years, and liabilities assumed was $229.6 million. The Company allocated $11.8 million of the purchase price to in-process research and development projects that had not reached technological feasibility, which the Company expensed at the date of the Exchange Transaction.

   In connection with the Exchange Transaction and related restructuring activities, the Company recorded approximately $4.5 million of restructuring and other non-recurring charges in fiscal 1998. This expense included elimination of one duplicate product line, costs of consolidation of certain sales and service operations, accounting and tax consulting charges and severance payments.

3. ACQUISITIONS

 Purchase Of The Minority Interest In Wandel & Goltermann Technologies, Inc.

   During fiscal 1997, the Company's ownership interests in its then publicly-traded U.S. subsidiary, Wandel & Goltermann Technologies, Inc. ("WGTI"), was increased by the repurchases of common shares of WGTI on the open market. The Company's ownership interest was increased from 57% as of September 30, 1996, to 62% as of September 30, 1997. The total purchase cost of shares acquired was $4.5 million and was accounted for as a purchase. The Company allocated $1.4 million of the purchase price to in-process research and development projects that had not reached technological feasibility, which the Company expensed at the date of acquisition. In addition, $1.2 million of the purchase price was allocated to goodwill and other intangibles and is being amortized over five years.

   On September 18, 1998, the Company purchased the remaining outstanding minority interest in WGTI for $15.90 per share, or $32.3 million. The Company allocated $14.3 million of the purchase price to in-process research and development projects that had not reached technological feasibility, which the Company expensed at the date of acquisition. In addition, $11.5 million of the purchase price was allocated to goodwill and other intangibles and is being amortized over five years. In connection with the acquisition of WGTI, the Company incurred non-recurring charges of $4.8 million in fiscal 1998. These costs included $3.4 million of stock option compensation, $0.9 million of severance expenses and $0.5 million of legal and consulting expenses incurred by WGTI.

 Purchase Of Digital Transport Systems, Inc.

   On September 30, 1998, Wavetek U.S. Inc., a U.S. subsidiary of the Company, acquired privately-held Digital Transport Systems, Inc. ("DTS"), a digital broadcast test equipment company based in San Diego, California. Under the terms of the acquisition, Wavetek U.S. Inc. acquired all of the outstanding stock of DTS for an initial payment of $1.1 million, plus subsequent fixed and contingent payments for four years after the acquisition. The Company accounted for the transaction as a purchase and the assets acquired and the liabilities assumed were recorded at their estimated fair values aggregating $0.5 million and $0.9 million, respectively. In addition, $1.5 million of the purchase price was allocated to in-process research and development projects that

                        WAVETEK WANDEL GOLTERMANN, INC.

had not reached technological feasibility, which the Company charged to expense on the acquisition date. Fixed payments are due November 15, 1999, 2000, 2001 and 2002 of $0.5 million, $0.4 million, $0.4 million and $0.4 million, respectively. Contingent payments, based upon future annual sales of DTS, are also due annually for the next four years in amounts between $0.2 million and $0.5 million. All subsequent payments are being expensed as incurred and are not material to the Company.

 Purchase Of Switching Test Solutions AG

   In fiscal 1997, the Company purchased 40% of the outstanding capital stock of Switching Test Solutions AG, ("STS") for $2.0 million. The Company allocated $0.3 million of the purchase price to in-process research and development projects that had not reached technological feasibility, which the Company expensed at the date of acquisition. In addition, $0.6 million of the purchase price was allocated to goodwill and other intangibles and is being amortized over five years. This investment was accounted for using the equity method of accounting in fiscal 1997.

   At the beginning of fiscal 1998, the Company purchased the remaining 60% interest in STS for a purchase price of $6.5 million. The Company allocated $1.4 million of the purchase price to in-process research and development projects that had not reached technological feasibility, which the Company expensed at the date of acquisition. In addition, $3.3 million of the purchase price was allocated to goodwill and other intangibles and is being amortized over five years. The accounts and results of STS have been included in the Company's consolidated financial statements from the date of the acquisition of the remaining 60% interest.

   In February 1998, the Company sold 400 shares, or 10%, of the common stock of STS to the new CEO of the Company for a purchase price of $0.8 million, which was paid in April 1998. In connection with this transaction, the CEO and two principal owners and directors of the Company entered into put and call options related to the shares sold to the CEO. In September 1998, the two shareholders exercised the call options and purchased the shares of common stock of STS held by the CEO. Subsequently, the Company purchased these shares from the two principal owners for $0.8 million in cash. The Company allocated $0.1 million of the purchase price to in-process research and development projects that had not reached technological feasibility, which the Company expensed at the date of acquisition. In addition, $0.3 million of the purchase price has been allocated to goodwill and other intangibles and is being amortized over five years.

 Other Acquisitions

   In January 1998, the Company acquired privately-held Tinwald Networking Technologies Inc. ("Tinwald"), an Ontario Canada-based developer of software analysis tools. Under the terms of the transaction, the Company acquired all of the outstanding common stock of Tinwald for an initial payment of approximately $5.0 million, plus the possibility of contingent payments for up to three years after the acquisition. The Company accounted for the transaction as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as determined by an independent valuation. The fair value of tangible assets acquired was approximately $1.6 million and liabilities assumed was approximately $0.3 million. In addition, approximately $3.9 million of the purchase price was allocated to in-process research and development projects that had not reached technological feasibility, which the Company expensed at the date of the acquisition. The remainder of the purchase price, including expenses related to the purchase, of $0.3 million has been allocated to goodwill and is being amortized over five years.

   In March 1998, the Company acquired the assets of privately held Network Intelligence, Inc. ("NI"), a California-based developer of network performance management software. Under the terms of the transaction, the Company acquired all of the assets of NI for an initial payment of $1.3 million. The Company accounted

                        WAVETEK WANDEL GOLTERMANN, INC.

for the transaction as a purchase. The total purchase price of approximately $1.5 million, including expenses related to the purchase, was allocated to in-process research and development projects that had not reached technological feasibility, which the Company expensed at the date of the acquisition.

   The following unaudited pro forma information presents a summary of consolidated results of operations as if the Exchange Transaction and the acquisitions of WGTI, STS, Tinwald and NI had all occurred as of the beginning of each period presented:

                                                              For The Year
                                                             Ended September
                                                                   30,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
                                                             (In Thousands)
      Revenues............................................. $469,773  $437,485
      Loss before extraordinary items......................  (51,542)  (45,781)
      Net loss.............................................  (56,053)  (50,292)
      Net loss per share................................... $  (4.25) $  (3.81)

   The unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization expense as a result of goodwill and other intangible assets. They do not purport to be indicative of the results of operations which would have resulted had the combinations been consummated on the first day of each period presented. In addition, the pro forma results are not intended to be a projection of future results of operations of the consolidated entities.

4. NOTES PAYABLE

   Notes payable are as follows:

                                                                 September 30,
                                                                ----------------
                                                                 1999     1998
                                                                ------- --------
                                                                  (Dollars In
                                                                   Thousands)
      Notes payable -- banks................................... $17,148 $112,685
      Notes payable -- other...................................     362      400
                                                                ------- --------
        Total.................................................. $17,510 $113,085
                                                                ======= ========

   At September 30, 1998, $59.6 million of the notes payable to banks was outstanding, as described in Note 5 below, in connection with the Bank Pooling Agreement. These amounts were repaid in January 1999.

   On September 30, 1998, the Company borrowed money from two German banks, aggregating $29.7 million, at interest rates ranging from 5.0625% to 6.7%, on an unsecured basis in order to repay the New Credit Agreement, as defined below. These amounts were repaid on January 4, 1999.

   Certain of the Company's foreign subsidiaries have agreements with banks providing for short-term revolving advances and overdraft facilities in an aggregate total amount of approximately $17.9 million. At September 30, 1999 and 1998, aggregate amounts of $6.0 million and $19.0 million, respectively, had been borrowed under these facilities. Revolving borrowings under these agreements bear interest at variable rates ranging from 2.1875% to 7.0% as of September 30, 1999. Certain of these bank agreements also provide for long-term borrowings and are generally secured by the assets of the local subsidiary and the guarantee of the Company. Most of these agreements do not have stated expiration dates, but are cancelable by the banks at any time. At September 30, 1999, the Company was contingently liable for outstanding letters of credit and bank guarantees aggregating $7.4 million.

                        WAVETEK WANDEL GOLTERMANN, INC.

5. LONG-TERM BORROWINGS

   Long-term obligations are as follows:

                                                               September 30,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                                (Dollars In
                                                                Thousands)
Senior Subordinated Notes; total principal balance due June
15, 2007; interest payable semi-annually on June 15 and
December 15 at 10.125%.....................................  $ 85,000  $ 85,000


Multi-Currency Revolving Credit Facility and Bilateral
Ancillary Facilities due December 2000; interest payable
over variable periods at LIBOR plus 1.5% (7.58% and 7.46%
for three and six month loans, respectively, at September
30, 1999)..................................................   118,352       --


Term loan payable to banks, interest was payable at LIBOR
plus 2.5% (8.125%).........................................       --     24,000


Term loans payable to banks under Bank Pooling Agreement;
payable in quarterly installments through 2011; interest
payable at rates set on dates of borrowing ranging from
5.5% to 7.75%; secured by certain inventories, trade
Receivables, fixed assets and other assets of the Company
and the share capital of certain subsidiaries..............       --     20,906


Term loans payable to banks; payable in semi-annual
installments through 2007; interest ranging from 3.5% to
6.95%; secured by mortgages on certain facilities..........    23,840    12,617


Credit facilities with banks with various maturity dates;
interest rates ranging from 4.12% to 10.5% payable semi-
annually...................................................     3,524     4,735


Other obligations..........................................       625       874
                                                             --------  --------
Unsecured non-interest bearing promissory note recorded at
present value on issuance date at implied interest rate of
8.1875%; issued in connection with license of technology;
payable in six annual installments of $0.8 million
commencing January 1999....................................     2,944     3,685



Less: current maturities...................................    (6,202)  (30,222)
                                                             --------  --------

Total long-term obligations................................   234,285   151,817


Long-term obligations, less current maturities.............  $228,083  $121,595
                                                             ========  ========

                        WAVETEK WANDEL GOLTERMANN, INC.

   As of September 30, 1999, the future annual principal payments on long-term obligations outstanding at September 30, 1999, were as follows (in thousands):

        2000............................................... $  6,202
        2001...............................................  118,049
        2002...............................................    4,326
        2003...............................................    4,259
        2004...............................................    3,029
        Thereafter.........................................   98,420
                                                            --------
          Total long-term obligations......................  234,285
        Less: current portion..............................  (6,202)
                                                            --------
                                                            $228,083
                                                            ========

   On June 11, 1997, Wavetek issued $85.0 million in aggregate principal amount of Senior Subordinated Notes (the "Notes") pursuant to an Indenture (the "Indenture") between the Company and the Bank of New York, as trustee. The Notes bear interest at 10.125%, payable semi-annually on each June 15 and December 15. The total principal balance of the Notes is due June 15, 2007. On or after June 15, 2002, the Notes will be redeemable at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and liquidated damages, if any; 105.063% if redeemed during the twelve-month period beginning on June 15, 2002; 103.375% if redeemed during the twelve-month period beginning on June 15, 2003; 101.688% if redeemed during the twelve month period beginning of June 15, 2004, and 100% thereafter. Notwithstanding the foregoing, during the first three years following the issue date of the Notes, the Company may redeem up to 33 1/3% of the aggregate principal amount of the Notes with the proceeds of one or more public equity offerings, as defined in the Indenture, at a redemption price of 110.125% of the principal amount thereof, in each case plus accrued and unpaid interest and liquidated damages, if any. The Notes are guaranteed on a senior subordinated basis by the Company's current and future subsidiaries in the United States. The Indenture requires the Company to comply with various affirmative and negative covenants. The Company believes it was in compliance with all such covenants at September 30, 1999. The fair market value of the Notes was $71.0 million as of December 20, 1999.

   In June 1997, Wavetek also entered into a credit agreement with a group of five lending banks (the "Lenders") including DLJ Capital Funding Inc. as Syndication Agent and Fleet National Bank as Administrative Agent. The Company had $24.0 million outstanding under the term facility and $4.8 million outstanding under the revolving credit facility at September 30, 1998; which was repaid on October 2, 1998 with the proceeds from the proceeds of unsecured short-term loans from two German banks (see Note 4). Accordingly, all such amounts were classified as current liabilities in the accompanying consolidated balance sheet as of September 30, 1998. This facility was superceded by the Credit Facility described below.

   In November 1997, WG and one of its German subsidiaries entered into a collateral pooling agreement with six banks (the "Bank Pooling Agreement"). The collateral pooling agreement had an indefinite term, however, it could be terminated by either party with a notice period of three months prior to the end of any calendar quarter, but not before December 31, 1998. In January 1999, the Company repaid the outstanding amounts with proceeds from the issuance of the Credit Facility, defined below. The Bank Pooling Agreement provided for term loans and revolving credit facilities up to a maximum of approximately $116 million at terms and interest rates negotiated at the date of each borrowing. Under the Bank Pooling Agreement, the Company had short-term borrowings outstanding of $59.6 million at September 30, 1998 which has been classified as "Notes payable to banks." The short-term borrowings bore interest rates ranging from 5.5% to 7.75% at

                        WAVETEK WANDEL GOLTERMANN, INC.

September 30, 1998. The Bank Pooling Agreement was secured by certain inventories, trade receivables, fixed assets and other assets of WG and the share capital of certain of its subsidiaries. This facility was superceded by the Credit Facility described below.

   In December 1998, the Company entered into a Facilities Agreement, due December 2000, in relation to a Multi-Currency Revolving Credit Facility and Bilateral Ancillary Facilities (the "Credit Facility") with a syndicate of four German banks, providing for revolving borrowings, letters of credit and bank guarantees aggregating up to a maximum amount of 280 million Deutsche marks ($152.7 million at September 30, 1999). The Credit Facility, which was amended on May 28, 1999 to reduce the interest coverage ratio, as defined in the Credit Facility, includes a commitment fee of 0.25% of the daily average unutilized portion of the Credit Facility, and requires proceeds from certain transactions to repay the Exceeding Amount, as defined in the Credit Facility. The Credit Facility has a two-year term and all borrowings thereunder bear interest at LIBOR plus 0.9% through May 31, 1999 and at LIBOR plus 1.5% thereafter. Borrowings under the Credit Facility are secured by the pledge of 65% of the shares of Wavetek Wandel Goltermann GmbH, a subsidiary of the Company. In addition, a $45.0 million tranche of the Credit Facility, which refinanced and replaced the previously existing bank credit facility of Wavetek, is guaranteed by a U.S. subsidiary of the Company. The Credit Facility, as amended, requires the Company to comply with certain covenants and maintain certain minimum financial ratios. The Company was in compliance with all requirements of the Credit Facility, as amended, at September 30, 1999. The Company pledged 65% of WG shares and $45.0 million related to WGTI as guarantees. At September 30, 1999, the Company had drawn $118.3 million under the Credit Facility, as amended, and $33.2 million was available for future borrowings. In January 1999, additional amounts were borrowed under the Credit Facility to refinance certain bank debt at the Company's subsidiaries, and certain bank guarantees were provided under the Credit Facility to secure other subsidiary bank borrowings.

6. STOCKHOLDERS' EQUITY

   In September 1998, the Company increased its authorized capital stock to 55 million shares, of which 50 million shares were designated as Common Stock and 5 million shares were designated as Preferred Stock. Previously, the Company had authorized capital stock of 15 million shares, all of which was designated as Common Stock. All authorized shares have a par value of $.01 per share. No preferred stock has been issued by the Company.

   No dividends were declared or paid in fiscal 1999. In fiscal 1998, the Company declared dividends of $3.6 million of which $2.0 million was paid in cash, $0.7 million was paid as a decrease to notes receivable from related parties and $0.9 million was paid as an increase to long-term obligations to related parties. In fiscal 1997, the Company declared dividends of $2.0 million of which $1.2 million was paid in cash, $0.4 million was paid as a decrease to notes receivable from related parties and $0.4 million was paid as an increase to long-term obligations to related parties.

   Prior to the Exchange Transaction, Wavetek had, and immediately following the Exchange Transaction, the Company had 513,298 options outstanding under the Company's Amended and Restated Stock Option Plan ("the Stock Option Plan") at prices ranging from $1.25 to $17.91 per share and which expire through 2009. Under the Stock Option Plan, options to purchase an aggregate of up to 1,320,232 shares of Common Stock may be issued at an exercise price equal to the fair value of the shares at the date of grant. The Stock Option Plan provides for the issuance of both incentive and non-qualified stock options. Options may be granted under the Stock Option Plan through August 1, 2008, generally vest and become exercisable over three to four years, and have a ten
(10) year term.

                        WAVETEK WANDEL GOLTERMANN, INC.

   A summary of stock option activity is as follows:

 Weighted

                                                                   Average
                                                       Shares   Exercise Price
                                                      --------  --------------
      Outstanding at September 30, 1997..............      --          --
      Options of Wavetek.............................  513,298      $10.48
      Grants.........................................      --          --
      Exercises......................................      --          --
      Cancellations..................................      --          --
                                                      --------
      Outstanding at September 30, 1998..............  513,298       10.48
      Grants.........................................  477,263       14.50
      Exercises......................................      --          --
      Cancellations.................................. (110,352)      13.51
                                                      --------
      Outstanding at September 30, 1999..............  880,209       12.28
                                                      ========
      Weighted average fair value of options granted
       during 1999...................................   $ 2.92

   Exercise prices and weighted average remaining contractual lives for the options outstanding under the Stock Option Plan as of September 30, 1999 are as follows:

                     Options Outstanding                   Options Exercisable
   ----------------------------------------------------------------------------
                                       Weighted
                                        Average
                                       Remaining  Weighted             Weighted
                           Number of  Contractual Average   Number of  Average
                            Options      Life     Exercise   Options   Exercise
     Exercisable Prices   Outstanding   (years)    Price   Exercisable  Price
     ------------------   ----------- ----------- -------- ----------- --------
   $1.25--$2.57..........   121,750      3.86      $ 1.71    121,750    $ 1.71
   $5.21.................   105,750      5.77      $ 5.21     60,500    $ 5.21
   $12.50--$14.50........   472,493      9.24      $14.44     82,752    $14.31
   $17.91................   180,216      7.95      $17.91     93,658    $17.91
                            -------      ----      ------    -------    ------
   $1.25--$17.91.........   880,209      7.82      $12.28    358,660    $ 9.44
                            =======      ====      ======    =======    ======

   As of September 30, 1999, options have a weighted average remaining contractual life of approximately 7.82 years. Options to purchase 358,660 shares were exercisable and 420,023 shares are available for future grant under the Stock Option Plan.

   The Company uses APB Opinion No. 25 to account for all stock-based employee compensation arrangements, however, SFAS No. 123 requires pro forma information to be disclosed regarding the amount of net income (loss) determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123. For the purpose of determining such pro forma net income, the fair value of these options was estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions for 1999: risk-free interest rate of 4.49%, no annual dividends and an expected option life of five years. The pro forma effects of applying SFAS No. 123 to options granted in fiscal 1999 on the Company's net loss and basic and diluted net loss per share, are $(0.3) million and $(0.02), respectively. There are no pro forma effects of applying SFAS No. 123 to net income (loss) and net income (loss) per share in fiscal 1998 and 1997.

                        WAVETEK WANDEL GOLTERMANN, INC.

7. OTHER COMPREHENSIVE INCOME (LOSS)

   On October 1, 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which established standards for reporting and displaying comprehensive loss and its components in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive loss includes net loss and other comprehensive income (loss). The Company's current and accumulated other comprehensive income (loss) as of the year ended September 30, 1999, 1998 and 1997 is comprised solely of foreign currency translation adjustments and is included in the Statements of Stockholders' Equity.

   Comprehensive income (loss) is as follows:

                                               Years Ended September 30,
                                              -------------------------------
                                                1999       1998        1997
                                              --------   ---------   --------
                                                    (in thousands)
      Net income (loss)......................  $(7,996)   $(27,267)   $ 7,058
      Foreign currency translation
       adjustments...........................      519      (1,895)     3,623
                                              --------   ---------   --------
      Comprehensive income (loss)............  $(7,477)   $(29,162)   $10,681
                                              ========   =========   ========

8. INCOME TAXES

   The provision (benefit) for income taxes is comprised as follows:

                                                        Years Ended September
                                                                 30,
                                                        -----------------------
                                                         1999     1998    1997
                                                        -------  ------  ------
                                                           (in thousands)
      Federal:
        Current.......................................  $   --   $ (866) $ (123)
        Deferred......................................   (3,818) (2,151)     57
                                                        -------  ------  ------
                                                         (3,818) (3,017)    (66)
                                                        -------  ------  ------
      State:
        Current.......................................      191     --       73
        Deferred......................................      132     --       (7)
                                                        -------  ------  ------
                                                            323     --       66
                                                        -------  ------  ------
      Foreign:
        Current.......................................    6,179   5,429   2,812
        Deferred......................................   (5,766)  4,129   4,550
                                                        -------  ------  ------
                                                            413   9,558   7,362
                                                        -------  ------  ------
          Total provision (benefit) for income taxes..  $(3,082) $6,541  $7,362
                                                        =======  ======  ======

                        WAVETEK WANDEL GOLTERMANN, INC.

   The reconciliation of income taxes computed at the U.S. federal statutory tax rate to income tax provision (benefit) is as follows:

                                                           Years Ended
                                                          September 30,
                                                         --------------------
                                                         1999    1998    1997
                                                         -----   -----   ----
      Federal income tax at statutory rate.............. (35.0)% (35.0)% 35.0%
      State income taxes, net of federal tax benefit....   7.8     --     0.5
      Foreign tax rate differential..................... (10.2)    6.3   10.3
      Benefit from foreign sales corporation............   --      --    (1.1)
      Acquired in-process research and development and
       amortization of goodwill.........................  28.5    45.8    --
      Recognition of tax loss carryforwards............. (19.8)    --     --
      Other, net........................................   4.3    (1.6)  (0.5)
                                                         -----   -----   ----
                                                         (24.4)   15.5   44.2
      Changes in valuation allowance....................  (3.4)    9.8    6.2
                                                         -----   -----   ----
      Effective income tax rate......................... (27.8)%  25.3%  50.4%
                                                         =====   =====   ====

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of September 30, 1999 and 1998 are set forth in the following table.

   The significant components of deferred tax assets and liabilities at September 30, 1999 and 1998 result from:

                                                              1999      1998
                                                            --------  --------
                                                             (In Thousands)
      Deferred tax assets:
        Inventories........................................ $  5,908  $  6,845
        Accrued and unpaid expenses........................    2,426     6,508
        Property, plant and equipment......................    2,641     1,138
        Intangible assets..................................    1,870     3,089
        Pension plans......................................    2,414     3,253
        Tax credit carryforwards...........................    3,562     3,179
        Net operating loss carryforwards...................   32,543    24,707
        Other..............................................      377       946
                                                            --------  --------
          Total deferred tax assets........................   51,741    49,665
      Deferred tax liabilities:
        Intangible assets..................................  (34,847)  (39,736)
        Property, plant and equipment......................   (1,157)   (1,480)
        Pension plans......................................      --     (1,551)
        Other..............................................      --       (233)
                                                            --------  --------
          Total deferred tax liabilities...................  (36,004)  (43,000)
                                                            --------  --------
          Valuation allowance..............................  (14,772)  (15,152)
                                                            --------  --------
          Net deferred tax assets (liabilities)............ $    965  $ (8,487)
                                                            ========  ========

                        WAVETEK WANDEL GOLTERMANN, INC.

   As of September 30, 1999, the Company's German subsidiaries had net operating loss carryforwards of approximately $56.2 million, which can be used indefinitely. The Company's U.S. subsidiaries had net operating loss carryforwards of approximately $16.2 million and tax credit carryforwards of approximately $2.6 million which can be used through 2019, subject to certain restrictions on amounts which may be used in each year. The Company's French subsidiaries had net operating loss carryforwards of approximately $4.4 million which expire on various dates during the next five years. The Company's other various worldwide subsidiaries have net operating loss carryforwards of approximately $8.6 million which expire on various dates beyond the next five years.

   The Company establishes valuation allowances in accordance with the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Management believes sufficient uncertainty exists regarding the realizability of deferred tax assets that a valuation allowance is required. The Company continually reviews the adequacy of the valuation allowance and is recognizing these benefits only as reassessment indicates that it is more likely than not that the benefits will be realized.

9. RETIREMENT BENEFITS

 Defined Benefit Plans

   The Company sponsors several qualified and non-qualified pension plans for its employees. For those Company employees participating in defined benefit plans, benefits are generally based upon years of service and compensation or stated amounts for each year of service. Assets of the various pension plans consist primarily of managed funds that have underlying investments in stocks and bonds. The Company's policy for funded plans is to make contributions equal to or greater than the requirements prescribed by law in each country.

   The following table provides a reconciliation of the changes in the plans' benefits obligations for the years ended September 30, 1999 and 1998:

                                                            September 30,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                       (Dollars in Thousands)
      Obligation at October 1......................... $    49,743  $    40,557
      Service cost....................................       1,688        3,116
      Interest cost...................................       3,024        2,739
      Actuarial gain/loss.............................       2,656          912
      Foreign currency exchange rate changes..........         111        2,466
      Benefits paid...................................      (2,204)      (1,785)
      Plan amendments.................................         --         1,738
      Business combinations...........................          72          --
                                                       -----------  -----------
      Obligation at September 30......................     $55,090      $49,743
                                                       ===========  ===========

                        WAVETEK WANDEL GOLTERMANN, INC.

   The following table provides a reconciliation of the changes in the fair value of assets under the benefits plans for the years ended September 30, 1999 and 1998:

                                                            September 30,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                       (Dollars in Thousands)
      Fair value of plan assets at October 1.......... $    10,984  $    11,603
      Actual return on plan assets....................       3,462         (623)
      Foreign currency exchange rate changes..........         113         (384)
      Employer contributions..........................         775          640
      Benefits paid...................................        (347)        (252)
      Business combinations...........................          73          --
      Divestitures....................................        (101)         --
                                                       -----------  -----------
      Fair value of plan assets at September 30....... $    14,959  $    10,984
                                                       ===========  ===========

   The following table represents a statement of the funded status for the years ended September 30, 1999 and 1998:

                                                              September 30,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
                                                               (Dollars in
                                                               Thousands)
      Net amount recognized................................ $(35,671) $(35,511)
      Unrecognized net gain/loss...........................   (4,459)   (3,248)
                                                            --------  --------
      Funded status........................................ $(40,130) $(38,759)
                                                            ========  ========

   The following table provides the amounts recognized in the consolidated balance sheets as of September 30, 1999 and 1998:

                                                              September 30,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
                                                               (Dollars in
                                                               Thousands)
      Prepaid benefit cost................................. $    805  $    736
      Accrued benefit liability............................  (36,476)  (36,247)
                                                            --------  --------
      Net amount recognized................................ $(35,671) $(35,511)
                                                            ========  ========

   The following table provides the components of the net periodic benefit cost for the plans for the years ended September 30, 1999 and 1998:

                                                            September 30,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                       (Dollars in Thousands)
      Service cost.................................... $     1,688  $     3,116
      Interest cost...................................       3,024        2,739
      Expected return of plan assets..................      (1,097)        (623)
      Amortization of net gain/loss...................         179          --
                                                       -----------  -----------
      Net periodic pension cost....................... $     3,794  $     5,232
                                                       ===========  ===========

                        WAVETEK WANDEL GOLTERMANN, INC.

   The assumptions used in the measurement of the Company's benefit obligation are shown in the following table as of September 30, 1999 and 1998:

   Weighted average assumptions as of:

                                                                  September
                                                                     30,
                                                                 -------------
                                                                 1999    1998
                                                                 -----   -----
                                                                 (Dollars in
                                                                 Thousands)
      Discount rate.............................................   6.5%    6.3%
      Expected return on plan assets............................   7.5     7.5
      Rate of compensation increase.............................   1.0     3.9

 Defined Contribution Plans

   In certain countries, the Company's employees participate in Company sponsored defined contribution plans. Contributions by the Company to these plans were $1.4 million, $0.8 million and $0.7 million in fiscal 1999, 1998 and 1997, respectively.

10. SEGMENT AND GEOGRAPHIC INFORMATION

   The Company adopted SFAS No. 131, "DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION," as of September 30, 1999. SFAS No. 131 establishes annual and interim reporting standards for an enterprise's operating segment and related disclosures about its products, services, geographic areas and major customers.

   Based on its organizational structure, the Company operates in two reportable segments: communications test and other test products. The Company's reportable segments represent business units that primarily offer similar products and services. The Company's communications test business includes Telecom Networks, Enterprise Networks, Multimedia, Wireless and the Service business. Other test products include Test Tools, Precision Measurement Instruments and electromagnetic measurement instruments.

   The Company's chief operating decision makers utilize revenue and operating income (loss) information, as defined below, in assessing performance and making overall operating decisions and resource allocations.

   The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

                        WAVETEK WANDEL GOLTERMANN, INC.

   Information about the Company's operating segments for the fiscal year ended September 30, 1999 is as follows (in thousands):

                                 Communications Other Test
                                      Test       Products  Corporate    Total
                                 -------------- ---------- ---------  ---------
Revenues:
  Revenues from external
   customers...................     $468,231     $29,011   $      16  $ 497,258
  Intersegment revenues........      225,662      32,282         --     257,944
  Elimination of intersegment
   revenues....................     (225,662)    (32,282)        --    (257,944)
                                    --------     -------   ---------  ---------
      Total revenues...........     $468,231     $29,011   $      16  $ 497,258
                                    ========     =======   =========  =========
Operating income (loss):
  Operating income (loss) on
   reportable segments(1)......     $ 36,486     $ 2,261    $ (5,837) $  32,910
  Amortization of intangible
   assets......................        2,488         154      17,325     19,967
  Restructuring and other non-
   recurring charges...........          --          --        2,379      2,379
  Elimination of intersegment
   profits.....................          --          --          285        285
                                    --------     -------   ---------  ---------
    Operating income (loss)
     (2).......................       33,998       2,107     (25,826)    10,279
  Net interest expense:
    Interest (revenue).........         (615)        (38)        (24)      (677)
    Interest expense...........        4,682         290      15,993     20,965
                                    --------     -------   ---------  ---------
      Net interest expense.....        4,067         252      15,969     20,288
  Other expense, net...........          --        1,368        (299)     1,069
                                    --------     -------   ---------  ---------
Income (loss) before provision
 (benefit) for income taxes and
 minority interest in income
 (loss)........................     $ 29,931     $   487   $ (41,496) $ (11,078)
                                    ========     =======   =========  =========
Assets:
  Total assets from reportable
   segments....................     $187,502     $10,351   $ 154,905  $ 352,758
  Elimination of receivables
   from corporate..............      (58,076)     (3,602)        --     (61,678)
                                    --------     -------   ---------  ---------
                                     129,426       6,749     154,905    291,080
  Unallocated goodwill.........          --          --       53,860     53,860
  Unallocated acquired core
   technologies................          --          --       74,290     74,290
  Unallocated other
   intangibles.................          --          --       15,503     15,503
                                    --------     -------   ---------  ---------
      Total assets.............     $129,426     $ 6,749   $ 298,558  $ 434,733
                                    ========     =======   =========  =========
Capital expenditures...........     $ 15,382     $   954   $     424  $  16,760
Depreciation and amortization:
  Depreciation.................       11,596         719         687     13,002
  Amortization of intangible
   assets......................        5,306         329      16,831     22,466

---------------------
Notes:
(1) Operating income (loss) on reportable segments is defined by management as operating income (loss), including intersegment profits, and excluding amortization of intangible assets and restructuring and other non-recurring charges.
(2) Per consolidated statement of operations.

                        WAVETEK WANDEL GOLTERMANN, INC.

   Information about the Company's operating segments for the fiscal year ended September 30, 1998 is as follows (in thousands):

                                 Communications Other Test
                                      Test       Products  Corporate    Total
                                 -------------- ---------- ---------  ---------
REVENUES:
  Revenues from external
   customers...................     $318,745     $ 9,061   $      82  $ 327,888
  Intersegment revenues........       37,289         --          --      37,289
  Elimination of intersegment
   revenues....................      (37,289)        --          --     (37,289)
                                    --------     -------   ---------  ---------
    Total revenues.............     $318,745     $ 9,061   $      82  $ 327,888
                                    ========     =======   =========  =========
OPERATING INCOME (LOSS):
  Operating income (loss) on
   reportable segments(1)......     $ 28,464     $  (200)  $   1,972  $  30,236
  Amortization of intangible
   assets......................        1,182         --          --       1,182
  Acquired in-process research
   and development.............       21,125         --       11,800     32,925
  Restructuring and other non-
   recurring charges...........        9,369         --          --       9,369
  Elimination of intersegment
   profits.....................          --          --        1,116      1,116
                                    --------     -------   ---------  ---------
    Operating income (loss)
     (2).......................       (3,212)       (200)    (10,944)   (14,356)
  Net interest expense:
    Interest (revenue).........         (580)        (16)       (381)      (977)
    Interest expense...........        3,938         112       3,579      7,629
                                    --------     -------   ---------  ---------
    Net interest expense.......        3,358          96       3,198      6,652
  Other (income) expense, net..       (1,969)       (126)      6,909      4,814
                                    --------     -------   ---------  ---------
Income (loss) before provision
 (benefit) for income taxes and
 minority interest in income
 (loss)........................     $ (4,601)    $  (170)  $ (21,051) $ (25,822)
                                    ========     =======   =========  =========
ASSETS:
  Total assets from reportable
   segments....................     $218,421     $ 9,856   $ 145,335  $ 373,612
  Elimination of receivables
   from corporate..............      (43,759)     (1,242)        --     (45,001)
                                    --------     -------   ---------  ---------
                                     174,662       8,614     145,335    328,611
  Unallocated goodwill.........          --          --       56,789     56,789
  Unallocated acquired core
   technologies................          --          --       84,100     84,100
  Unallocated other
   intangibles.................          --          --       15,024     15,024
                                    --------     -------   ---------  ---------
    Total assets...............     $174,662     $ 8,614   $ 301,248  $ 484,524
                                    ========     =======   =========  =========
Capital expenditures...........     $  9,902     $   514       $ --   $  10,416


DEPRECIATION AND AMORTIZATION:
  Depreciation.................        7,434         211         --       7,645
  Amortization of intangible
   assets......................        1,182         --          --       1,182

---------------------
Notes:
(1) Operating income (loss) on reportable segments is defined by management as operating income (loss), including intersegment profits, and excluding amortization of intangible assets, acquired in-process research and development and restructuring and other non-recurring charges.
(2) Per consolidated statement of operations.

                        WAVETEK WANDEL GOLTERMANN, INC.

   Information about the Company's operating segments for the fiscal year ended September 30, 1997 is as follows (in thousands):

 Communications Other Test

                                                    Test    Products  Total
                                                  --------  -------- --------
REVENUES:
  Revenues from external customers............... $274,135   $7,752  $281,887
  Intersegment revenues..........................   29,944      847    30,791
  Elimination of intersegment revenues...........  (29,944)    (847)  (30,791)
                                                  --------   ------  --------
      Total revenues............................. $274,135   $7,752  $281,887
                                                  ========   ======  ========
OPERATING INCOME (LOSS):
  Operating income (loss) on reportable segments
   (1)........................................... $ 23,233   $  570  $ 23,803
  Amortization of intangible assets..............    1,346      --      1,346
  Acquired in-process research and development...    1,743      --      1,743
                                                  --------   ------  --------
    Operating income (loss) (2)..................   20,144      570    20,714
  Net interest expense:
    Interest (revenue)...........................   (1,566)     (44)   (1,610)
    Interest expense.............................    8,275      234     8,509
                                                  --------   ------  --------
      Net interest expense.......................    6,709      190     6,899
  Other (income) expense, net....................     (768)     (22)     (790)
                                                  --------   ------  --------
Income (loss) before provision (benefit) for
 income taxes and minority
  interest in income (loss)...................... $ 14,203   $  402  $ 14,605
                                                  ========   ======  ========
ASSETS:
  Total assets from reportable segments.......... $211,752   $5,988  $217,740
  Unallocated goodwill...........................    4,345      123     4,468
                                                  --------   ------  --------
      Total assets............................... $216,097   $6,111  $222,208
                                                  ========   ======  ========
  Capital expenditures........................... $  9,099   $  257  $  9,356
DEPRECIATION AND AMORTIZATION:
  Depreciation...................................    8,689      246     8,935
  Amortization of intangible assets..............    1,346      --      1,346

---------------------
Notes:

(1) Operating income (loss) on reportable segments is defined by management as operating income (loss), excluding amortization of intangible assets and acquired in-process research and development.
(2) Per consolidated statement of operations.

                        WAVETEK WANDEL GOLTERMANN, INC.

   Information about the Company's operations by geographic areas is shown in the table below. The Company manages its operations in two primary geographic areas: (i) North American operations which includes the United States, Canada, Mexico, Central and South America, and (ii) European Operations which includes Europe and Asia-Pacific.

   Net sales represents the locations of sales to the Company's customers. Income (loss) before provision (benefit) for income taxes and total assets is reported based on the location of the Company's facilities. Intercompany transfers are made at arm's length between the various geographic areas.

                                                 Years Ended September 30,
                                               -------------------------------
                                                 1999       1998       1997
                                               ---------  ---------  ---------
                                                  (Dollars in Thousands)
Net sales:
  Europe...................................... $ 231,494  $ 176,437  $ 148,037
  Canada, Mexico, Central and South America...    76,281     69,725     62,922
  Asia-Pacific................................    71,933     44,258     40,417
  United States...............................   117,550     37,468     30,511
                                               ---------  ---------  ---------
Consolidated net sales........................ $ 497,258  $ 327,888  $ 281,887
                                               =========  =========  =========
  Income (loss) before provision (benefit) for
   income taxes and minority interest in
   income (loss):
  Europe...................................... $  17,361  $  14,871  $  28,056
  Canada, Mexico, Central and South America...      (232)       131      1,668
  Asia-Pacific................................       726        864       (203)
  United States...............................   (28,090)   (38,495)    (1,329)
  Eliminations................................      (843)    (3,193)   (13,587)
                                               ---------  ---------  ---------
Consolidated income (loss) before provision
 (benefit) for income taxes and minority
 interest in income (loss).................... $ (11,078) $ (25,822) $  14,605
                                               =========  =========  =========
Total assets:
  Europe...................................... $ 421,078  $ 515,203  $ 364,722
  Canada, Mexico, Central and South America...    24,927     26,174     12,786
  Asia-Pacific................................    21,493     14,341     14,095
  United States...............................   424,741    263,101     42,432
  Eliminations................................  (457,506)  (334,295)  (211,827)
                                               ---------  ---------  ---------
Consolidated total assets..................... $ 434,733  $ 484,524  $ 222,208
                                               =========  =========  =========

   For fiscal 1999, no one customer accounted for more than 5% of the Company's sales, and the top ten customers, each of which is a global company with global affiliates, represented approximately 18% of the Company's sales.

                        WAVETEK WANDEL GOLTERMANN, INC.

11. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

   The Company rents certain facilities under operating leases. The leases generally provide that the Company pay the taxes, insurance and maintenance expenses related to the leased property. Certain leases include renewal options and/or options to purchase the leased property. The Company also rents equipment and other facilities on a month-to-month basis. Total rent expense was $8.2 million, $5.8 million, and $4.4 million for fiscal 1999, 1998 and 1997, respectively.

   In 1991, Wavetek entered into a sale/leaseback arrangement for its San Diego manufacturing facility with an affiliate of a major stockholder. The lease runs through June 2006 with the minimum annual rental of $0.6 million, subject to annual consumer price index adjustments. The original gain on the transaction was deferred and is being amortized over the original ten-year lease term.

   The Company's U.S. corporate headquarters located in North Carolina and the office and manufacturing facilities of two of the Company's U.S. subsidiaries are leased from a partnership affiliated with certain major stockholders of the Company. Under these leases, which expire on September 30, 2005 and 2010, annual rent of $1.2 million is payable in monthly installments and is adjusted annually for changes in the consumer price index.

   At September 30, 1999, the annual future minimum lease payments under noncancelable operating leases and the future minimum annual lease receipts under noncancelable subleases are as follows:

                                                                Lease    Lease
                                                               Payments Receipts
                                                               -------- --------
                                                                (In Thousands)
      2000.................................................... $ 8,989   $  484
      2001....................................................   7,890      492
      2002....................................................   5,084      492
      2003....................................................   4,420      492
      2004....................................................   4,306      492
      Later years.............................................  18,872       82
                                                               -------   ------
        Total minimum lease payments.......................... $49,561   $2,534
                                                               =======   ======

 Litigation and Other Claims

   The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. It is management's opinion that the likely outcome of any such proceedings and claims would not have a material adverse effect on the Company's future results of operations or financial position.

   In May 1999, the Company resolved its dispute with certain beneficial owners of the Company's 10.125% Senior Subordinated Notes due 2007 arising from the Exchange Transaction. The Company made a cash payment to the holders of the Notes and entered into a supplemental indenture with the Trustee providing for amendments to the Indenture under which the Notes were issued. In connection with such agreement, the Company will become obligated to pay $2.125 million to certain holders of the Notes on June 30, 2000, in cash or additional notes, in the event that the Company does not consummate an initial public offering producing gross cash proceeds in excess of $75 million by such date.

   The Company hired a new chief financial officer as of October 1, 1999 and terminated his employment on December 14, 1999. The individual has disputed the basis for his termination and is claiming that he is entitled

                        WAVETEK WANDEL GOLTERMANN, INC.

to his compensation for the remainder of the two year term of his employment contract. The Company does not believe the magnitude of this dispute is material to the Company.

12. RELATED PARTY TRANSACTIONS

   At September 30, 1999 and 1998, the Company had unsecured notes payable to stockholders of $10.7 million and $12.3 million, respectively. These obligations bear interest at 7.75%, payable quarterly, and are due at the earlier of an initial public offering of the Company's Common Stock or December 2000. The Company recorded interest expense related to these obligations of $0.8 million, $0.8 million and $0.9 million, in 1999, 1998 and 1997, respectively.

   The Company leases its facility in Research Triangle Park, North Carolina, including its corporate headquarters and the facilities of its subsidiaries Wandel & Goltermann Technologies, Inc. and Wandel & Goltermann ATE Systems, Inc., from a partnership which is owned by a member of the Company's board of directors and his children, who are all also shareholders of the Company, and certain other family members. Under the leases, which expire in September 2005 and September 2010, annual rent of $1.5 million is payable in monthly installments and is adjusted annually for changes in the consumer price index.

   The Company leases its headquarters for its local area network and Test Tools business in San Diego, California from a corporation controlled by the co-chairman of the Company's board of directors for an annual rent of $0.6 million, plus annual consumer price index adjustments, not to exceed 3% per annum. The lease expires in June 2006.

   The Company leases certain offices and manufacturing facilities in Eningen, Germany for one of its German subsidiaries from the mother of the co-chairman of the Company's board of directors. The Company paid annual rent of $0.3 million under the lease, which was terminated in July 1999.

   In February 1998, the Company sold 400 shares, or 10%, of the common stock of its then wholly-owned subsidiary Switching Test Solutions AG ("STS") to the Company's president and chief executive officer for a purchase price of $0.8 million, which was paid in April 1998. In connection with this transaction, the president and chief executive officer, a member of the Company's board of directors, and a co-chairman of the Company's board of directors and shareholder, entered into put and call options related to the shares sold to the president and chief executive officer. In September 1998, a member of the Company's board of directors and a co-chairman of the Company's board of directors exercised the call options and purchased the shares of STS held by the Company's president and chief executive officer. Subsequently, the Company purchased these shares from a member of the Company's board of directors and a co-chairman of the Company's board of directors for $0.8 million.

13. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL DATA

   The Company's payment obligations under the Notes are guaranteed by all of the Company's current and future domestic subsidiaries (collectively, the "Subsidiary Guarantors"). WGTI and Wandel & Goltermann ATE Systems, Inc., which became Subsidiary Guarantors upon completion of the Exchange Transaction, are shown as Subsidiary Guarantors for all periods presented. Wavetek U.S. Inc. and its subsidiary, Digital Transport Systems, Inc., are also Subsidiary Guarantors. Such guarantees are full and unconditional and joint and several. Separate financial statements of the Subsidiary Guarantors are not presented because the Company's management has deemed that they would not be material to investors. The following supplemental condensed consolidating financial data sets forth, on an unconsolidated basis, balance sheets, statements of operations and statements of cash flows data for (i) the Company (Wavetek Wandel Goltermann, Inc., formerly Wavetek Corporation, issuer of the Notes),
(ii) the current Subsidiary Guarantors and (iii) the Company's foreign subsidiaries (the "Foreign Subsidiaries"). The supplemental financial data reflects the investments of the Company in the Subsidiary Guarantors and the Foreign Subsidiaries using the equity method of accounting.

                        WAVETEK WANDEL GOLTERMANN, INC.

                          CONSOLIDATING BALANCE SHEETS

                            As of September 30, 1999
                             (Dollars in Thousands)

                           Wavetek Wandel  Subsidiary   Foreign
                          Goltermann, Inc. Guarantors Subsidiaries Eliminations Consolidated
                          ---------------- ---------- ------------ ------------ ------------
         ASSETS
Current assets:
  Cash and cash
   equivalents..........      $     11      $  4,578    $ 12,500         $ --     $ 17,089
  Accounts receivable
   (less allowance for
   doubtful accounts of
   $4,608)..............        42,956        46,715      87,312       (74,451)    102,532
  Inventories...........           --         13,884      52,388        (3,757)     62,515
  Deferred income
   taxes................           561         4,482       3,879           --        8,922
  Other current assets..           156         1,917      11,563           --       13,636
                              --------      --------    --------    ----------    --------
Total current assets....        43,684        71,576     167,642       (78,208)    204,694
Property, plant and
 equipment, net.........         1,361         8,013      51,201           --       60,575
Intangible assets, net..         5,617       110,170      46,695           --      162,482
Investment in
 subsidiaries...........       167,992           --          --       (167,992)        --
Other non-current
 assets.................             6         1,988       4,988           --        6,982
                              --------      --------    --------    ----------    --------
    Total assets........      $218,660      $191,747    $270,526    $ (246,200)   $434,733
                              ========      ========    ========    ==========    ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable.........         $ --          $ --     $ 17,510         $ --     $ 17,510
  Long-term
   obligations--
   current..............           --            685       5,517           --        6,202
  Long-term obligations
   to related parties--
   current..............           --            --       10,721           --       10,721
  Trade payables........        17,236        17,322      61,873       (64,882)     31,549
  Accrued compensation..           396         6,734      19,496           --       26,626
  Income taxes payable..       (18,986)       18,978       4,258           --        4,250
  Other current
   liabilities..........         4,516         5,786      28,536           --       38,838
                              --------      --------    --------    ----------    --------
    Total current
     liabilities........         3,162        49,505     147,911       (64,882)    135,696
Long-term obligations--
 non-current............       198,080         7,784      31,695        (9,476)    228,083
Pension liabilities.....           --            --       35,671           --       35,671
Deferred income taxes...          (519)       19,953     (11,477)          --        7,957
Other non-current
 liabilities............           --          4,088       5,301           --        9,389
                              --------      --------    --------    ----------    --------
    Total liabilities...       200,723        81,330     209,101       (74,358)    416,796
                              --------      --------    --------    ----------    --------
Commitments and
 contingencies
Stockholders' equity:
  Common stock..........           132           --          --            --          132
  Additional paid-in
   capital..............        72,948       171,121      87,187      (258,308)     72,948
  Accumulated deficit...       (65,641)      (60,682)    (36,282)       96,964     (65,641)
  Other comprehensive
   income (loss)........        10,498           (22)     10,520       (10,498)     10,498
                              --------      --------    --------    ----------    --------
    Total stockholders'
     equity.............        17,937       110,417      61,425      (171,842)     17,937
                              --------      --------    --------    ----------    --------
    Total liabilities
     and stockholders'
     equity.............      $218,660      $191,747    $270,526    $ (246,200)   $434,733
                              ========      ========    ========    ==========    ========

                        WAVETEK WANDEL GOLTERMANN, INC.

                          CONSOLIDATING BALANCE SHEETS

                            As of September 30, 1998
                             (Dollars in Thousands)

                             Wavetek Wandel  Subsidiary   Foreign
                            Goltermann, Inc. Guarantors Subsidiaries Eliminations Consolidated
                            ---------------- ---------- ------------ ------------ ------------
          ASSETS
Current assets:
  Cash and cash
   equivalents............      $     19      $ 31,143    $  4,382    $     --      $ 35,544
  Accounts receivable
   (less allowance for
   doubtful accounts of
   $4,432)................         8,710        27,364      81,907      (25,700)      92,281
  Inventories.............           --         18,033      59,942       (3,089)      74,886
  Deferred income taxes...         3,592         4,408       9,095          --        17,095
  Other current assets....         1,244         1,884       9,608          --        12,736
                                --------      --------    --------    ---------     --------
    Total current assets..        13,565        82,832     164,934      (28,789)     232,542
Property, plant and
 equipment, net...........         1,611         8,015      56,971          --        66,597
Intangible assets, net....         7,953       120,428      50,294          --       178,675
Investment in
 subsidiaries.............       143,579           --       29,932     (173,511)         --
Other assets..............           213         2,763       3,794          (60)       6,710
                                --------      --------    --------    ---------     --------
    Total assets..........      $166,921      $214,038    $305,925    $(202,360)    $484,524
                                ========      ========    ========    =========     ========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable...........      $ 34,463      $    373    $ 78,249    $     --      $113,085
  Long-term obligations--
   current................        24,000           741       5,481          --        30,222
  Long-term obligations to
   related parties--
   current................           --            --       11,746          --        11,746
  Trade payables..........         4,003        20,322      35,845      (22,558)      37,612
  Accrued compensation....           714         5,478      19,715          --        25,907
  Income taxes payable....       (10,839)        9,978       6,817          --         5,956
  Other current
   liabilities............         3,683         8,967      30,986       (1,788)      41,848
                                --------      --------    --------    ---------     --------
    Total current
     liabilities..........        56,024        45,859     188,839      (24,346)     266,376
Long-term obligations--
 non-current..............        85,000         4,299      33,711       (1,415)     121,595
Pension liabilities.......           --            --       35,511          --        35,511
Deferred income taxes.....           238        25,156         188          --        25,582
Other non-current
 liabilities..............           245         2,142       7,659          --        10,046
                                --------      --------    --------    ---------     --------
    Total liabilities.....       141,507        77,456     265,908      (25,761)     459,110
                                --------      --------    --------    ---------     --------
Commitments and
 contingencies
 Stockholders' equity:
  Common stock............           132           --          --           --           132
  Additional paid-in
   capital................        72,948       168,071      85,153     (253,224)      72,948
  Accumulated deficit.....       (57,645)      (31,463)    (55,115)      86,578      (57,645)
  Other comprehensive
   income (loss)..........         9,979           (26)      9,979       (9,953)       9,979
                                --------      --------    --------    ---------     --------
    Total stockholders'
     equity...............        25,414       136,582      40,017     (176,599)      25,414
                                --------      --------    --------    ---------     --------
    Total liabilities and
     stockholders' equity..     $166,921      $214,038    $305,925    $(202,360)    $484,524
                                ========      ========    ========    =========     ========

                        WAVETEK WANDEL GOLTERMANN, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS

                     For The Year Ended September 30, 1999
                             (Dollars In Thousands)

                          Wavetek Wandel  Subsidiary   Foreign
                         Goltermann, Inc. Guarantors Subsidiaries Eliminations Consolidated
                         ---------------- ---------- ------------ ------------ ------------
Net sales...............     $    --       $158,576    $392,999    $ (54,317)    $497,258
Cost of goods sold......           39        76,419     181,924      (53,649)     204,733
                             --------      --------    --------    ---------     --------
Gross margin............          (39)       82,157     211,075         (668)     292,525
Operating expenses:
  Marketing and
   selling..............        1,801        38,574     106,012          --       146,387
  Research and
   development..........          --         22,506      48,933          --        71,439
  General and
   administrative.......        2,809        11,218      28,047          --        42,074
  Amortization of
   intangible assets....          136        12,189       7,642          --        19,967
  Provisions for
   restructuring and
   other non-recurring
   charges..............          286           296       1,797          --         2,379
                             --------      --------    --------    ---------     --------
    Total operating
     expenses...........        5,032        84,783     192,431          --       282,246
                             --------      --------    --------    ---------     --------
Operating income
 (loss).................       (5,071)       (2,626)     18,644         (668)      10,279
Other (income) expense,
 net:
  Interest income.......       (1,187)         (227)       (450)       1,187         (677)
  Interest expense......       14,468           737       6,947       (1,187)      20,965
  Equity in net income
   (loss) of
   subsidiaries.........       (4,866)          --          --         4,866          --
  Other, net............         (563)           79       1,553          --         1,069
                             --------      --------    --------    ---------     --------
    Total other (income)
     expense, net               7,852           589       8,050        4,866       21,357
                             --------      --------    --------    ---------     --------
  Income (loss) before
   provision (benefit)
   for income taxes.....      (12,923)       (3,215)     10,594       (5,534)     (11,078)
Provision (benefit) for
 income taxes...........       (4,927)        3,745      (1,633)        (267)      (3,082)
                             --------      --------    --------    ---------     --------
Net income (loss).......     $ (7,996)     $ (6,960)   $ 12,227     $ (5,267)    $ (7,996)
                             ========      ========    ========    =========     ========

                        WAVETEK WANDEL GOLTERMANN, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS

                     For The Year Ended September 30, 1998
                             (Dollars in Thousands)

                          Wavetek Wandel  Subsidiary   Foreign
                         Goltermann, Inc. Guarantors Subsidiaries Eliminations Consolidated
                         ---------------- ---------- ------------ ------------ ------------
Net sales...............      $ --         $ 59,261    $305,916     $(37,289)    $327,888
Cost of goods sold......        --           32,278     137,680      (39,095)     130,863
                              -----        --------    --------     --------     --------
Gross margin............        --           26,983     168,236        1,806      197,025
Operating expenses:
  Marketing and
   selling..............        --           17,181      78,157          --        95,338
  Research and
   development..........        --           13,891      33,839          --        47,730
  General and
   administrative.......        --            5,281      19,556          --        24,837
  Amortization of
   intangible assets....        --              --        1,182          --         1,182
  Acquired in-process
   research
   and development......        --           24,342       8,583          --        32,925
  Provisions for
   restructuring and
   other non-recurring
   charges..............        --            4,820       4,549          --         9,369
                              -----        --------    --------     --------     --------
    Total operating
     expenses...........        --           65,515     145,866          --       211,381
                              -----        --------    --------     --------     --------
Operating income
 (loss).................        --          (38,532)     22,370        1,806      (14,356)
Other (income) expense,
 net:                                           --
  Interest income.......        --             (351)       (807)         181         (977)
  Interest expense......        --              181       7,629         (181)       7,629
  Other, net............        --              133       4,681          --         4,814
                              -----        --------    --------     --------     --------
    Total other (income)
     expense, net.......        --              (37)     11,503          --        11,466
                              -----        --------    --------     --------     --------
  Income (loss) before
   provision (benefit)
   for income taxes and
   minority interest in
   income (loss)........        --          (38,495)     10,867        1,806      (25,822)
Provision (benefit) for
 income taxes...........        --           (3,017)      9,558          --         6,541
Minority interest in
 income (loss)..........        --              --          124       (5,220)      (5,096)
                              -----        --------    --------     --------     --------
Net income (loss).......      $ --         $(35,478)   $  1,185     $  7,026     $(27,267)
                              =====        ========    ========     ========     ========

                        WAVETEK WANDEL GOLTERMANN, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS

                     For The Year Ended September 30, 1997
                             (Dollars in Thousands)

                          Wavetek Wandel  Subsidiary   Foreign
                         Goltermann, Inc. Guarantors Subsidiaries Eliminations Consolidated
                         ---------------- ---------- ------------ ------------ ------------
Net sales...............      $ --         $61,302     $258,945     $(38,360)    $281,887
Cost of goods sold......        --          27,311      125,944      (39,443)     113,812
                              -----        -------     --------     --------     --------
Gross margin............        --          33,991      133,001        1,083      168,075
Operating expenses:
  Marketing and
   selling..............        --          15,870       66,817          --        82,687
  Research and
   development..........        --          12,510       24,812          --        37,322
  General and
   administrative.......        --           5,324       18,939          --        24,263
  Amortization of
   intangible assets....        --             --         1,346          --         1,346
  Acquired in-process
   research and
   development..........        --           1,401          342          --         1,743
                              -----        -------     --------     --------     --------
    Total operating
     income.............        --          35,105      112,256          --       147,361
                              -----        -------     --------     --------     --------
Operating income
 (loss).................        --          (1,114)      20,745        1,083       20,714
Other (income) expense,
 net:
  Interest income.......        --            (639)      (1,094)         123       (1,610)
  Interest expense......        --             123        8,509         (123)       8,509
  Other, net............        --             217       (1,007)         --          (790)
                              -----        -------     --------     --------     --------
    Total other (income)
     expense, net.......        --            (299)       6,408          --         6,109
                              -----        -------     --------     --------     --------
  Income (loss) before
   provision for income
   taxes and minority
   interest in income...        --            (815)      14,337        1,083       14,605
Provision for income
 taxes..................        --             --         7,362          --         7,362
Minority interest in
 income.................        --             --           --           185          185
                              -----        -------     --------     --------     --------
Net income (loss).......      $ --         $  (815)    $  6,975     $    898     $  7,058
                              =====        =======     ========     ========     ========

                        WAVETEK WANDEL GOLTERMANN, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                     For the Year Ended September 30, 1999
                             (Dollars in Thousands)

                          Wavetek Wandel  Subsidiary   Foreign
                         Goltermann, Inc. Guarantors Subsidiaries Eliminations Consolidated
                         ---------------- ---------- ------------ ------------ ------------
NET CASH PROVIDED BY
 (USED IN) OPERATING
 ACTIVITIES.............    $ (26,343)     $20,955     $  9,699      $ --        $  4,311
INVESTING ACTIVITIES
  Purchase of property,
   plant and equipment..         (483)      (3,928)     (12,349)       --         (16,760)
  Proceeds from sale of
   property, plant and
   equipment............          --           --         1,977        --           1,977
  Transfer of
   subsidiaries.........      (28,536)         --        28,536        --             --
                            ---------      -------     --------      -----       --------
    Net cash provided by
     (used in) investing
     activities.........      (29,019)      (3,928)      18,164        --         (14,783)
FINANCING ACTIVITIES
  Proceeds from
   revolving lines of
   credit and long-term
   obligations..........      126,475        6,464       79,772        --         212,711
  Principal payments on
   revolving lines of
   credit and long-term
   obligations..........      (71,859)      (6,837)    (139,963)       --        (218,659)
  Dividend from
   subsidiary to Wavetek
   Wandel Goltermann,
   Inc..................       22,000      (22,000)         --         --             --
  Capital contribution
   from Wavetek Wandel
   Goltermann, Inc. to
   subsidiary...........       (4,215)         --         4,215        --             --
  Loans to subsidiaries
   from Wavetek Wandel
   Goltermann, Inc......      (62,195)       8,738       53,457        --             --
  Repayment of loan from
   subsidiary to Wavetek
   Wandel Goltermann,
   Inc..................       53,320      (29,196)     (24,124)       --             --
  Repayment of loans
   from subsidiaries....       (7,500)      (1,818)       9,318        --             --
  Other, net............         (672)       1,057       (1,057)       --            (672)
                            ---------      -------     --------      -----       --------
    Net cash provided by
     (used in) financing
     activities.........       55,354      (43,592)     (18,382)       --          (6,620)
Effect of exchange rate
 changes on cash and
 cash equivalents.......          --           --        (1,363)       --          (1,363)
                            ---------      -------     --------      -----       --------
Increase (decrease) in
 cash and cash
 equivalents............          (8)      (26,565)       8,118        --         (18,455)
Cash and cash
 equivalents at
 beginning of period....           19       31,143        4,382        --          35,544
                            ---------      -------     --------      -----       --------
Cash and cash
 equivalents at end of
 period.................    $      11      $ 4,578     $ 12,500      $ --        $ 17,089
                            =========      =======     ========      =====       ========

                        WAVETEK WANDEL GOLTERMANN, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                     For the Year Ended September 30, 1998
                             (Dollars in Thousands)

                          Wavetek Wandel  Subsidiary   Foreign
                         Goltermann, Inc. Guarantors Subsidiaries Eliminations Consolidated
                         ---------------- ---------- ------------ ------------ ------------
NET CASH PROVIDED BY
 (USED IN) OPERATING
 ACTIVITIES.............      $ --         $ (7,100)   $ 20,522     $ 8,500      $ 21,922
INVESTING ACTIVITIES:
  Purchases of
   businesses, net of
   cash acquired........        --          (39,182)     (6,025)        --        (45,207)
  Cash acquired in
   connection with the
   Exchange
   Transaction..........         19          30,438         872         --         31,329
  Purchase of short-term
   investments..........        --          (41,100)        --          --        (41,100)
  Proceeds from sale of
   short-term
   investments..........        --           41,100         --          --         41,100
  Purchase of property,
   plant and equipment..        --           (1,779)     (8,637)        --        (10,416)
  Other, net............        --              302       6,416         --          6,718
                              -----        --------    --------     -------      --------
      Net cash provided
       by (used in)
       investing
       activities.......         19         (10,221)     (7,374)        --        (17,576)
FINANCING ACTIVITIES:
  Proceeds from
   revolving lines of
   credit and long-term
   obligations..........        --            1,455      54,786         --         56,241
  Principal payments on
   revolving lines of
   credit and long-term
   obligations..........        --           (1,087)    (34,560)        --        (35,647)
  Capital contributions
   from the Company to
   subsidiaries.........        --           34,695     (34,695)        --            --
  Cash dividends paid to
   stockholders.........        --              --       (2,043)        --         (2,043)
  Other, net............        --              --        3,106         --          3,106
                              -----        --------    --------     -------      --------
      Net cash provided
       by (used in)
       financing
       activities.......        --           35,063     (13,406)        --         21,657
Effect of exchange rate
 changes on cash and
 cash equivalents.......        --              --          141         --            141
                              -----        --------    --------     -------      --------
Increase (decrease) in
 cash and cash
 equivalents............         19          17,742        (117)      8,500        26,144
Cash and cash
 equivalents at
 beginning of year......        --           13,401       4,499      (8,500)        9,400
                              -----        --------    --------     -------      --------
Cash and cash
 equivalents at end of
 year...................      $  19        $ 31,143    $  4,382       $ --       $ 35,544
                              =====        ========    ========     =======      ========

                        WAVETEK WANDEL GOLTERMANN, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                     For The Year Ended September 30, 1997
                             (Dollars in Thousands)

                          Wavetek Wandel  Subsidiary   Foreign
                         Goltermann, Inc. Guarantors Subsidiaries Eliminations Consolidated
                         ---------------- ---------- ------------ ------------ ------------
NET CASH PROVIDED BY
 OPERATING ACTIVITIES..       $ --         $  3,411    $ 22,602     $(8,500)     $ 17,513
INVESTING ACTIVITIES:
  Purchase of
   businesses, net of
   cash acquired.......                                  (6,658)                   (6,658)
  Purchase of short-
   term investments....         --          (76,160)        --          --        (76,160)
  Proceeds from sale of
   short-term
   investments.........         --           76,160         --          --         76,160
  Purchase of property,
   plant and
   equipment...........         --           (1,728)     (7,628)        --         (9,356)
  Other, net...........         --            1,413       3,609         --          5,022
                              -----        --------    --------     -------      --------
    Net cash used in
     investing
     activities........         --             (315)    (10,677)        --        (10,992)
FINANCING ACTIVITIES:
  Proceeds from
   revolving lines of
   credit and long-term
   obligations.........         --              --        1,961         --          1,961
  Principal payments on
   revolving lines of
   credit and long-term
   obligations.........         --              --      (12,084)        --        (12,084)
  Cash dividends paid
   to stockholders.....                         --       (1,188)        --         (1,188)
  Other, net...........         --              --           63         --             63
                              -----        --------    --------     -------      --------
    Net cash used in
     financing
     activities........         --              --      (11,248)        --        (11,248)
Effect of exchange rate
 changes on cash and
 cash equivalents......         --              --         (289)        --           (289)
                              -----        --------    --------     -------      --------
Increase (decrease) in
 cash and cash
 equivalents...........         --            3,096         388      (8,500)       (5,016)
Cash and cash
 equivalents at
 beginning of year.....         --           10,305       4,111         --         14,416
                              -----        --------    --------     -------      --------
Cash and cash
 equivalents at end of
 year..................       $ --         $ 13,401    $  4,499     $(8,500)     $  9,400
                              =====        ========    ========     =======      ========